UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

CATCHA INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Raffles Place #06-01, Bharat Building, Singapore	048617
(Address of principal executive offices)	(Zip Code)

+65 6325-2788
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	CHAA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2024, Catcha Investment Corp (“Catcha”), a Cayman Islands exempted company limited by shares held an extraordinary general meeting of Catcha’s shareholders (the “Extraordinary General Meeting”) at 9:00 a.m. Eastern Time for the purposes of considering and voting upon the proposals below (the “Proposals”). As of the record date of January 16, 2024, there were a total of 9,714,859 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Proxies were received for 8,679,991 ordinary shares, or approximately 89.35% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting, representing a quorum. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in Catcha’s proxy statement on Schedule 14A for the Extraordinary General Meeting filed by Catcha with the SEC on February 15, 2024 (as amended or supplemented from time to time, the “Proxy Statement”).

Proposal No. 1	The Business Combination Proposal — to consider and vote upon a proposal to approve by an ordinary resolution under the Cayman Islands Companies Act, Catcha’s entry into the Business Combination Agreement, dated as of August 3, 2023 and as amended on October 2, 2023 and as further amended on January 31, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Catcha Investment Corp, a Cayman Islands exempted company limited by shares, Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”), and Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (“Crown”), and the transactions contemplated thereby (the “Business Combination”), pursuant to which, among other things, (i) on the Merger Effective Date (as defined in the accompanying proxy statement/prospectus), Merger Sub will merge with and into Catcha (the “Merger”), with Catcha surviving as the surviving company and becoming a wholly owned subsidiary of PubCo and (ii) following the Merger, subject to the terms and procedures set forth under the Business Combination Agreement, the holders of Crown common stock immediately prior to the Exchange (the “Crown Shareholders”) will transfer to PubCo, and PubCo will acquire from the Crown Shareholders, all of the ordinary shares of Crown held by the shareholders in exchange for the issuance of PubCo Ordinary Shares.

FOR	ABSTAIN	AGAINST
8,679,985	4	2

Proposal No. 2	The Merger Proposal — to consider and vote upon a proposal to approve and authorize by a special resolution under the Existing Governing Documents (in the form attached to the Proxy Statement as Annex B) and the Cayman Islands Companies Act, the Merger and the Plan of Merger to be entered into by and between Catcha, PubCo and Merger Sub in respect thereof in the form attached to the Proxy Statement as Annex F (the “Plan of Merger”).

FOR	ABSTAIN	AGAINST
8,679,985	4	2

Proposal No. 3	The M&A Amendment and Restatement Proposal — to consider and vote upon a proposal to approve by a special resolution under the Existing Governing Documents and the Cayman Islands Companies Act the amendment and restatement of the Existing Governing Documents (as defined in the Proxy Statement) in the form attached to the Proxy Statement as Annex C (the “Replacement Governing Documents”) with effect from the effective time of the Merger pursuant to the terms of the Business Combination Agreement.

FOR	ABSTAIN	AGAINST
8,475,477	4	204,510

Proposal No. 4	The Advisory Charter Proposal — to consider and vote upon the following separate proposals to be approved by ordinary resolution, on a non-binding advisory basis, upon the following separate resolutions to approve material differences between the Proposed Charter and the Existing Governing Documents:

(a) Advisory Charter Proposal 4A — to increase the authorized share capital of Catcha from $55,500 divided into (i) 500,000,000 Catcha Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 Catcha Class B Ordinary Shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to (ii) an unlimited number of no par value PubCo Ordinary Shares and an unlimited number of no par value PubCo Preferred Shares.

FOR	ABSTAIN	AGAINST
8,475,481	0	204,510

(b) Advisory Charter Proposal 4B — to permit removal of a director only for cause and only by the passing of an Ordinary Resolution by PubCo.

FOR	ABSTAIN	AGAINST
8,475,481	0	204,510

(c) Advisory Charter Proposal 4C — to provide that, subject to the rights of holders of any series of preferred shares, the minimum number of directors shall be two and the maximum number of directors will be fixed from time to time by a majority of the board of directors of PubCo (the “PubCo Board”).

FOR	ABSTAIN	AGAINST
8,475,481	0	204,510

(d) Advisory Charter Proposal 4D — to eliminate the ability of PubCo shareholders to take action by written consent in lieu of a meeting.

FOR	ABSTAIN	AGAINST
8,475,481	0	204,510

(e) Advisory Charter Proposal 4E — to provide that the Proposed Charter may be amended, altered, repealed or adopted by the passing of a Special Resolution by PubCo for amendments for certain provisions of the Proposed Charter relating to: (i) classification and election of the PubCo Board, removal of directors from office, and filling vacancies on the PubCo Board, (ii) actions taken by PubCo shareholders, (iii) exculpation of personal liability of a director of PubCo and indemnification of persons serving as directors or officers of PubCo, (iv) forum for certain legal actions, (v) renunciation of certain corporate opportunities, and (vi) amendments to the Proposed Charter.

FOR	ABSTAIN	AGAINST
8,475,481	0	204,510

Proposal 5 was not presented to the shareholders because the foregoing resolutions to approve the consummation of the Business Combination were approved.

In connection with the vote to approve the Proposals, as of the date of this Current Report on Form 8-K, the holders of 1,144,993 Class A ordinary shares of Catcha properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.58 per share, for an aggregate redemption amount of approximately $13,253,574. As a result, following satisfaction of such redemptions as of the date of this Current Report on Form 8-K, Catcha will have 219,889 Class A ordinary shares outstanding and the balance in the Trust Account would be approximately $2,545,269. Catcha may, but is not required to, accept additional redemption reversals submitted by shareholders until closing of the Business Combination. To the extent that Catcha accepts any such reversals, the number of shares not redeemed and cash remaining in the Trust Account may increase.

Item 7.01. Regulation FD Disclosure.

On June 12, 2024, Catcha issued a press release announcing the results of the Extraordinary General Meeting, a copy of which is furnished as Exhibit 99.1 hereto.

Item 8.01. Other Events.

April 2024 Notes

As disclosed previously in a Current Report on Form 8-K filed with the SEC on June 7, 2024, on April 30, 2024, PubCo entered into subscription agreements with certain investors with respect to convertible promissory notes issuable upon closing of the Business Combination (the “April 2024 Notes”) with an aggregate original principal amount of $1.05 million for an aggregate purchase price of $1.0 million, reflecting a 5% original issue discount.

On June 13, 2024, PubCo and those certain investors to the April 2024 Notes entered into separate Note Subscription Agreement Updates to extend the date by which the subscription agreements with respect to the April 2024 Notes will terminate to June 28, 2024 if the closing of the sale of the notes has not occurred by such date, the form of which is filed as Exhibit 99.2 hereto.

PIPE

Also, as previously disclosed in a Current Report on Form 8-K filed with the SEC on June 7, 2024, on May 6, 2024, PubCo and Catcha entered into a subscription agreement (the “PIPE Subscription Agreement”) for a private placement (the “PIPE”) with certain accredited investors (the “Purchaser”).

On June 13, 2024, PubCo and the certain accredited investors parties to the PIPE Subscription Agreement entered into a PIPE Subscription Agreement Update to extend the date by which the PIPE Subscription Agreement will terminate to June 28, 2024 if the closing of the sale of the shares contemplated by the PIPE Subscription Agreement has not occurred by such date, the form of which is filed as Exhibit 99.3 hereto.

Correction of previously reported information

On June 7, 2024, Catcha filed a Form 8-K (the “June 7 Form 8-K”) reporting Pubco’s entry into the April 2024 Notes and entry into a definitive securities purchase agreement with Helena Special Opportunities LLC, providing for funding through a private placement for the issuance of convertible notes (the “SPA Notes”). This current report is being filed to update and correct certain information previously disclosed in the Original Form 8-K.

In the June 7 Form 8-K, it was previously erroneously reported that the Conversion Price of the April 2024 Notes would reset to 95% of the lowest closing volume weighted average price observed over the 5 trading days immediately preceding the “270th calendar day” following the Issuance Date, subject to a minimum price of $2.50. The reference to the “270th calendar day” is hereby corrected to refer to the “180th calendar day”.

In the June 7 Form 8-K, with respect to the SPA notes, the total amount of SPA Notes potentially issuable was erroneously reported as “USD $27 million”. However, USD$27 million is the combined total potential proceeds of the SPA Notes, April 2024 Notes and PIPE, and the Securities Lending Agreement. The correct total amount of SPA Notes potentially issuable is USD $20.65 million.

The corrections do not affect any other figures or statements reported in the June 7 Form 8-K, and all other information remains unchanged. There is no additional or new financing in relation to the corrections.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 12, 2024
99.2	Form of Note Subscription Agreement Update
99.3	Form of PIPE Subscription Agreement Update
104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHA INVESTMENT CORP

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer

Dated: June 17, 2024